                                                                    EXHIBIT 5.01


                         OPINION OF FENWICK & WEST LLP


                                April 24, 2001


VeriSign, Inc.
1350 Charleston Road
Mountain View, California 94043-1331

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Verisign, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about April 24, 2001 in connection with the registration under the Securities Act of 1933, as amended, of a total of 1,986,785 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of purchase rights granted or to be granted under the Company's 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). In rendering this opinion, we have examined the following.

     (1) the Company's Third Amended and Restated Certificate of Incorporation certified by the Delaware Secretary of State on October 19, 2000;

     (2) the Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 8, 2000;

     (3) the Company's Bylaws, certified by the Company's Secretary on October 23, 2000;

     (4)  the Certificate of Amendment to the Company's Bylaws dated June 8,
          2000;

     (5) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Purchase Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension;

     (6)  the Prospectus prepared in connection with the Registration Statement;

     (7) the registration statement on Form S-8 (File No. 333-45237) filed by the Company with the Commission on September 24, 1999, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (8) the minutes of meetings and actions by written consent of the Company's stockholders and Board of Directors that are contained in the Company's minute books that are in the Company's possession approving the increase in the number of shares under the Purchase Plan; and

     (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations and warranties made by you to us, including, but not limited to, those set forth in the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the 1,986,785 shares of Stock that may be issued and sold by the Company upon the exercise of purchase rights granted or to be granted under the Purchase Plan when issued, sold and delivered in accordance with the Purchase Plan and the purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP